Exhibit 3.9

Amended and Restated Certificate of Incorporation

of

Inrange Technologies Corporation

Inrange Technologies Corporation, a Delaware corporation (the “Corporation”) hereby certifies as follows:

1.         The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 19, 1977, under the name Data/Switch Corporation.

2.         This Amended and Restated Certificate of Incorporation has been duly adopted and approved pursuant to the provisions of Sections 242 and 245 of the Delaware General Corporation Law (“DGCL”), and by the consent of the sole stockholder of the Corporation pursuant to Section 228 of the DGCL.

3.         This Amended and Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation of the Corporation.

4.         The text of the Certificate of Incorporation of the Corporation is hereby restated, integrated and further amended to read in its entirety as follows:

Article I

The name of this corporation shall be Inrange Technologies Corporation (the “Corporation”).

Article II

The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

Article III

The Corporation shall be authorized to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Article IV

The aggregate number of shares of stock that the Corporation has the authority to issue is three thousand (3,000) shares, each of which shall have a par value of one cent ($0.01) per share.

State of Delaware Secretary of State Division of Corporations Delivered 08:53 AM 05/15/2003 FILED 08:53 AM 05/15/2003 SEW 030314655 – 0837237 FILE

Article V

The Corporation’s Board of Directors shall have the authority to establish more than one class or series of the shares of stock of the Corporation, and the different classes and series shall have such relative powers, preferences and rights, with such designations, qualifications, limitations and restrictions, as the Board may by resolution provide.

Article VI

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The foregoing shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of DGCL, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article VI If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal of this provision as a matter of law or any modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Article VII

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Corporation’s Board of Directors is authorized to adopt, amend or repeal the bylaws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation, subject to the power of the stockholders to alter amend or repeal the bylaws of the Corporation.

Article VIII

Election of directors of the Corporation need not be by written ballot.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this 12th day of May, 2003.

INRANGE TECHNOLOGIES CORPORATION

By:	/s/ Gregory T. Barnum
Gregory T. Barnum
Chief Financial Officer

2

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the (“Corporation”) is Inrange Technologies Corporation

2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, Suite 1B, City of Dover 19901, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 1/08/04

/s/ Jeff Bertensen
Jeff Bertensen, Treasurer

State of Delaware Secretary of State Division of Corporations Delivered 05:16 PM 01/13/2004 FILED 04:57 PM 01/13/2004 SPY 040025296 – 0837237 FILE

State of Delaware Secretary of State Division of Corporations Delivered 05:06 PM 10/24/2008 FILED 04:15 PM 10/24/2008 SRV 081066045 – 0837237 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

DATA SWITCH SUBSIDIARY STOCK CORPORATION

INTO

INRANGE TECHNOLOGIES CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Inrange Technologies Corporation, a Delaware corporation (the “Company”), does hereby certify:

FIRST: That the Company is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Company owns all of the outstanding shares of each class of the capital stock of Data Switch Subsidiary Stock Corporation, a Delaware corporation.

THIRD: That the Company, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent as of October 22, 2008, determined to merge Data Switch Subsidiary Stock Corporation with and into the Company on the terms and conditions set forth therein:

WHEREAS, Data Switch Subsidiary Stock Corporation, a Delaware corporation (“Data Switch”) is a wholly-owned subsidiary of the Company; and

WHEREAS, the Company seeks to merge Data Switch with and into the Company, with the Company as the surviving corporation in the merger (the “Data Switch Merger”) and to cancel all of the outstanding capital stock of Data Switch in such Data Switch Merger.

NOW THEREFORE BE IT RESOLVED, that the Board hereby authorizes the Data Switch Merger and the assumption by the Company of Data Switch’s liabilities and obligations.

RESOLVED FURTHER, that each outstanding share of capital stock of Data Switch shall be canceled and extinguished in the Data Switch Merger and no consideration issued in exchange therefore.

RESOLVED FURTHER, that the Data Switch Merger shall be effective upon filing of a Certificate of Ownership and Merger (the “Data Switch Certificate of Ownership and Merge”) with the Secretary of State of the State of Delaware.

RESOLVED FURTHER, that the Data Switch Merger is intended to be tax-free for United States federal income tax purposes.

RESOLVED FURTHER, that upon the filing of the Data Switch Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the Certificate of Incorporation and the Bylaws of the Company in effect immediately prior to the effectiveness of the Data Switch Merger shall be the Company’s Certificate of Incorporation and Bylaws.

RESOLVED FURTHER, that upon the filing of the Data Switch Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the directors and officers of the

Company, as constituted immediately prior to the effectiveness of the Data Switch Merger, will be the directors and officers of the Company.

RESOLVED FURTHER, that the Data Switch Merger constitutes the final act of a plan of liquidation with respect to Data Switch as evidenced by the actions taken.

RESOLVED FURTHER, that the Board hereby authorizes and directs the appropriate officers of the Company, and each of them, to execute and file all documents, including the Data Switch Certificate of Ownership and Merger, and to take all other actions which may be necessary or proper to effect the Data Switch Merger and hereby ratifies and confirms any and all actions taken heretofore to accomplish such purposes.

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IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Richard Deranleau its authorized officer, this 22day of October, 2008.

INRANGE TECHNOLOGIES CORPORATION

By:	/s/ Richard Deranleau
Name:	Richard Deranleau
Title:	VP Finance & CFO

State of Delaware Secretary of State Division of Corporations Delivered 05:06 PM 10/24/2008 FILED 05:08 PM 10/24/2008 SRV 081066093 – 0837237 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

INRANGE GLOBAL CONSULTING, INC.

INTO

INRANGE TECHNOLOGIES CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Inrange Technologies Corporation, a Delaware corporation (the “Company”), does hereby certify:

FIRST: That the Company is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Company owns all of the outstanding shares of each class of the capital stock of Inrange Global Consulting, Inc., a Delaware corporation.

THIRD: That the Company, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent as of October 22, 2008, determined to merge Inrange Global Consulting, Inc. with and into the Company on the terms and conditions set forth therein:

WHEREAS, Inrange Global Consulting, Inc., a Delaware corporation (“Inrange Global”) is a wholly-owned subsidiary of the Company; and

WHEREAS, the Company seeks to merge Inrange Global with and into the Company, with the Company as the surviving corporation in the merger (the “Inrange Global Merger”) and to cancel all of the outstanding capital stock of Inrange Global in such Inrange Global Merger.

NOW THEREFORE BE IT RESOLVED, that the Board hereby authorizes the Inrange Global Merger and the assumption by the Company of Inrange Global’s liabilities and obligations.

RESOLVED FURTHER, that each outstanding share of capital stock of Inrange Global shall be canceled and extinguished in the Inrange Global Merger and no consideration issued in exchange therefore.

RESOLVED FURTHER, that the Inrange Global Merger shall be effective upon filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the “Inrange Global Certificate of Ownership and Merger”).

RESOLVED FURTHER, that the Inrange Global Merger is intended to be tax-free for United States federal income tax purposes.

RESOLVED FURTHER, that upon the filing of the Inrange Global Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the Certificate of Incorporation and the Bylaws of the Company in effect immediately prior to the effectiveness of the Inrange Global Merger shall be the Company’s Certificate of Incorporation and Bylaws.

RESOLVED FURTHER, that upon the filing of the Inrange Global Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the directors and officers of the Company, as constituted immediately prior to the effectiveness of the Inrange Global Merger, will be the directors and officers of the Company.

RESOLVED FURTHER, that the Inrange Global Merger constitutes the final act of a plan of liquidation with respect to Inrange Global as evidenced by the actions taken.

RESOLVED FURTHER, that the board hereby authorizes and directs the appropriate officers of the Company, and each of them, to execute and file all documents, including the Inrange Global Certificate of Ownership and Merger, and to take all other actions which may be necessary or proper to effect the Inrange Global Merger and hereby ratifies and confirms any and all actions taken heretofore to accomplish such purposes.

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IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Richard Deranleau its authorized officer, this 22 day of October, 2008.

INRANGE TECHNOLOGIES CORPORATION

By:	/s/ Richard Deranleau
Name:	Richard Deranleau
Title:	VP Finance & CFO

State of Delaware Secretary of State Division of Corporations Delivered 05:06 PM 10/24/2008 FILED 05:09 PM 10/24/2008 SRV 081066248 – 0837237 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

INRANGE DEVELOPMENT CORPORATION

INTO

INRANGE TECHNOLOGIES CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Inrange Technologies Corporation, a Delaware corporation (the “Company”) does hereby certify:

FIRST: That the Company is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Company owns all of the outstanding shares of each class of the capital stock of Inrange Development Corporation, a Delaware corporation.

THIRD: That the Company, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent as of October 22, 2008, determined to merge Inrange Development Corporation with and into the Company on the terms and conditions set forth therein:

WHEREAS, Inrange Development Corporation, a Delaware corporation (“Inrange Development”) is a wholly-owned subsidiary of the Company; and

WHEREAS, the Company seeks to merge Inrange Development with and into the Company, with the Company as the surviving corporation in the merger (the “Inrange Development Merger”) and to cancel all of the outstanding capital stock of Inrange Development in such Inrange Development Merger.

NOW THEREFORE BE IT RESOLVED, that the Board hereby authorizes the Inrange Development Merger and the assumption by the Company of Inrange Development’s liabilities and obligations.

RESOLVED FURTHER, that each outstanding share of capital stock of Inrange Development shall be canceled and extinguished in the Inrange Development Merger and no consideration issued in exchange therefore.

RESOLVED FURTHER, that the Inrange Development Merger shall be effective upon filing of a Certificate of Ownership and Merger (the “Inrange Development Certificate of Ownership and Merger”) with the Secretary of State of the State of Delaware.

RESOLVED FURTHER, that the Inrange Development Merger is intended to be tax-free for United States federal income tax purposes.

RESOLVED FURTHER, that upon the filing of the Inrange Development Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the Certificate of Incorporation and the Bylaws of the Company in effect immediately prior to the effectiveness of the Inrange Development Merger shall be the Company’s Certificate of Incorporation and Bylaws.

RESOLVED FURTHER, that upon the filing of the Inrange Development Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the directors and officers of the Company, as constituted immediately prior to the effectiveness of the Inrange Development Merger, will be the directors and officers of the Company.

RESOLVED FURTHER, that the Inrange Development Merger constitutes the final act of a plan of liquidation with respect to Inrange Development as evidenced by the actions taken.

RESOLVED FURTHER, that the Board hereby authorizes and directs the appropriate officers of the Company, and each of them, to execute and file all documents, including the Inrange Development Certificate of Ownership and Merger, and to take all other actions which may be necessary or proper to effect the lnrange Development Merger and hereby ratifies and confirms any and all actions taken heretofore to accomplish such purposes.

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IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Richard Deranleau its authorized officer, this 22 day of October, 2008.

INRANGE TECHNOLOGIES CORPORATION

By:	/s/ Richard Deranleau
Name:	Richard Deranleau
Title:	VP Finance & CFO

State of Delaware Secretary of State Division of Corporations Delivered 05:06 PM 10/24/2009 FILED 05:11 PM 10/24/2009 SRV 091066358 – 0837237 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

INRANGE FINANCIAL CORPORATION

INTO

INRANGE TECHNOLOGIES CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Inrange Technologies Corporation, a Delaware corporation (the “Company”), does hereby certify:

FIRST: That the Company is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Company owns all of the outstanding shares of each class of the capital stock of Inrange Financial Corporation, a Delaware corporation.

THIRD: That the Company, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent as of October 22, 2008, determined to merge Inrange Financial Corporation with and into the Company on the terms and conditions set forth therein:

WHEREAS, Inrange Financial Corporation, a Delaware corporation (“Inrange Financial”) is a wholly-owned subsidiary of the Company; and

WHEREAS, the Company seeks to merge Inrange Financial with and into the Company, with the Company as the surviving corporation in the merger (the “Inrange Financial Merger”) and to cancel all of the outstanding capital stock of Inrange Financial in such Inrange Financial Merger.

NOW THEREFORE BE IT RESOLVED, that the Board hereby authorizes the Inrange Financial Merger and the assumption by the Company of Inrange Financial’s liabilities and obligations.

RESOLVED FURTHER, that each outstanding share of capital stock of Inrange Financial shall be canceled and extinguished in the Inrange Financial Merger and no consideration issued in exchange therefore.

RESOLVED FURTHER, that the Inrange Financial Merger shall be effective upon filing of a Certificate of Ownership and Merger (the “Inrange Financial Certificate of Ownership and Merger”) with the Secretary of State of the State of Delaware.

RESOLVED FURTHER, that the Inrange Financial Merger is intended to be tax-free for United States federal income tax purposes.

RESOLVED FURTHER, that upon the filing of the Inrange Financial Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the Certificate of Incorporation and the Bylaws of the Company in effect immediately prior to the effectiveness of the Inrange Financial Merger shall be the Company’s Certificate of Incorporation and Bylaws.

RESOLVED FURTHER, that upon the filing of the Inrange Financial Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the directors and officers of the Company, as constituted immediately prior to the effectiveness of the Inrange Financial Merger, will be the directors and officers of the Company.

RESOLVED FURTHER, that the Inrange Financial Merger constitutes the final act of a plan of liquidation with respect to Inrange Financial as evidenced by the actions taken.

RESOLVED FURTHER, that the Board hereby authorizes and directs the appropriate officers of the Company, and each of them, to execute and file all documents, including the Inrange Financial Certificate of Ownership and Merger, and to take all other actions which may be necessary or proper to effect the Inrange Financial Merger and hereby ratifies and confirms any and all actions taken heretofore to accomplish such purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Richard Deranleau its authorized officer, this 22 day of October, 2008.

INRANGE TECHNOLOGIES CORPORATION

By:	/s/ Richard Deranleau
Name:	Richard Deranleau
Title:	VP Finance & CFO